SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                        Date of Report (Date of earliest
                                event reported):
                                 March 28, 2001

                          PROPERTY CAPITAL TRUST, INC.
               (Exact name of registrant as specified in charter)

                                    Maryland
                 (State or Other Jurisdiction of Incorporation)

         0-26215                                    04-2452367
         -------                             -----------------------
(Commission file number)                 (IRS employer identification number)


177 Milk Street, Boston, Massachusetts                 02109
--------------------------------------                 -----
(Address of principal executive offices)            (Zip code)


                                 (617) 451-2100
              (Registrant's telephone number, including area code)
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Item 2 - Acquisition or Disposition of Assets

     On March 28, 2001, Property Capital Trust Limited Partnership ("PCT LP"), a Massachusetts limited partnership, of which Property Capital Trust, Inc. ("PCT") is the general partner, consummated the sale of the property located at 51 New York Avenue, Framingham, Massachusetts ("51 New York Avenue") to Genzyme Corporation for an aggregate purchase price of $4,750,000. 51 New York Avenue is comprised of 1.1 acres of land improved by a one-story combined office and research and development building. Prior to the sale, Genzyme Corporation was the sole tenant of the property. The sale was consummated pursuant to the terms of the Purchase and Sale Agreement dated March 5, 2001 between PCT LP and Genzyme Corporation. PCT LP paid a brokers fee in connection with the sale of 51 New York Avenue of $142,500 to The Beal Companies LLP. PCT LP also paid debts totaling $1,365,333, consisting of $1,000,955 as payment in full on a loan from Boston Private Bank & Trust that was secured by a mortgage on 51 New York Avenue, and $364,378 in full satisfaction of a loan incurred by PCT LP to The Beal Companies LLP in May of 1999. Under the terms of PCT LP's Class A and Class B preferred limited partnership interests, the Class A and Class B partners have a right to receive substantially all of the net proceeds available for distribution.

Item 7 - Exhibits

         (c)      Exhibits.

         2.1 Purchase and Sale Agreement, dated March 5, 2001, among Property Capital Trust Limited Partnership and Genzyme Corporation is incorporated herein by reference to Exhibit 10.1 to PCT's annual report on Form 10-K filed with the Securities and Exchange Commission on March 27, 2001.

                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly cause this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       PROPERTY CAPITAL TRUST, INC.

                                       By:   /s/ Robert L. Beal
                                       --------------------------------------
                                       Robert L. Beal
                                       Secretary